As filed with the Securities and Exchange Commission on November 23, 2005

                                                     Registration No. 333-123216
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                 POST EFFECTIVE
                               AMENDMENT NO. 1 TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                            CAPITAL GOLD CORPORATION
                 (Name of small business issuer in its charter)

            Nevada                              1040                       13-3180530
   (State or jurisdiction of        (Primary Standard Industrial        (I.R.S. Employer
incorporation or organization)       Classification Code Number)     Identification Number)

                              --------------------

                                76 Beaver Street
                               New York, NY 10005
                                 (212) 344-2785
          (Address and telephone number of principal executive offices)

                              --------------------

                  Gifford A. Dieterle, Chief Executive Officer
                            Capital Gold Corporation
                                76 Beaver Street
                               New York, NY 10005
                                 (212) 344-2785
            (Name, address and telephone number of agent for service)

                        Copies of all communications to:
                              Richard Feiner, Esq.
                        381 Park Avenue South, Suite 1601
                            New York, New York, 10016
                                 (212) 779-8600
                               Fax (212) 779-8858

Approximate date of proposed sale to the public: From time to time or at any time after the effective date of this Registration Statement.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 ("Securities Act"), other than securities offered only in connection with dividend or reinvestment plans, check the following box. |X|

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this form is a post-effective amendment filed pursuant to 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_|

      If this form is a post-effective amendment filed pursuant to 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

EXPLANATORY NOTE - DEREGISTRATION OF CERTAIN SHARES

      On March 9, 2005, the registrant filed a registration statement on Form SB-2 (Registration No. 333-123216) which originally registered 27,600,004 shares of common stock and 36,090,640 shares of common stock issuable upon exercise of warrants and options owned by certain selling stockholders for sale by the selling stockholders named therein. The registrant is filing this post-effective amendment to deregister an aggregate of 325,000 shares of common stock and an aggregate of 4,250,000 shares issuable upon exercise of warrants and options that have not been sold.

                                   SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, this Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 23rd day of November, 2005.

CAPITAL GOLD CORPORATION
------------------------
     (Registrant)


By: /s/ Gifford A. Dieterle
    -----------------------------------
    Gifford A. Dieterle, President

Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature                             Title                                                   Date
---------                             -----                                                   ----

/s/ Gifford A. Dieterle               President, Treasurer, Principal financial and           November 23, 2005
--------------------------------      Accounting officer and Chairman of the Board
Gifford A. Dieterle.

         *                            Director                                                November 23, 2005
--------------------------------
Jack V. Everett.

         *                            Director                                                November 23, 2005
--------------------------------
Robert N. Roningen

         *                            Director                                                November 23, 2005
--------------------------------
Roger A. Newell

         *                            Director                                                November 23, 2005
--------------------------------
Jeffrey W. Pritchard


---------------

* By:    /s/ Gifford A. Dieterle
         ---------------------------
         Gifford A. Dieterle,
         Attorney-in-Fact
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